UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2005

SFSB, Inc.

(Exact Name of Registrant as Specified in its Charter)

United States	000-51037	20-2077715
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 Churchville Road Bel Air, Maryland	21015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 443-265-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 7, 2005, the Board of Directors of SFSB, Inc. and Slavie Federal Savings Bank adopted a formal Director Compensation Policy. Under the Director Compensation Policy, the directors of Slavie Federal Savings Bank, including directors who are officers of SFSB, Inc. or Slavie Federal Savings Bank are entitled to cash remuneration for serving as a director as follows:

Each director, including employee directors, shall receive $700 for each regular meeting and the annual meeting, $75 for each quarterly meeting and an amount determined by the board of directors for special meetings. All directors are also eligible for an annual bonus, which shall be awarded at the discretion of the board of directors. In addition, each non-employee director shall be paid $200 for the first hour of each committee meeting attended, and $50 for each additional half-hour with a $700 maximum fee per committee meeting. Members of the loan committee shall also receive a monthly fee of $50. Directors shall be paid for two excused absences from board and committee meetings. Directors shall only be paid for additional absences if the absence is for a medical reason.

The board of directors or the compensation committee of the board of directors of Slavie Federal Savings Bank may also authorize discretionary payments to one or more Directors or the entire Board of Directors as a result of outstanding service.

All directors of SFSB, Inc. and Slavie Federal Savings Bank are entitled to reimbursement for reasonable expenses incurred on behalf of SFSB, Inc. and Slavie Federal Savings Bank.

The Secretary of Slavie Federal Savings Bank, in addition to any fees such person may receive as a director, shall be compensated $150.00 for each regular, annual and special board meeting attended and $75.00 for each quarterly meeting.

The Director Compensation Policy provides that unless and until SFSB, Inc. becomes actively involved in additional businesses other than owning all the capital stock of Slavie Federal Savings Bank, no separate cash compensation will be paid to the directors of SFSB, Inc. in addition to that paid to them by Slavie Federal Savings Bank in their capacities as directors of Slavie Federal Savings Bank. SFSB, Inc. may determine in the future that such separate cash compensation is appropriate.

The Director Compensation Policy provides that the policy may be changed from time to time.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

10.1 SFSB, Inc. and Slavie Federal Savings Bank Director Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFSB, INC.

May 10, 2005	By:	/s/ Philip E. Logan
Philip E. Logan, President